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                                                                     Exhibit 4.3
                                                                     -----------

                                PROMISSORY NOTE

$11,000,000,000                                                 December 1, 2000

     FOR VALUE RECEIVED, the undersigned, Kraft Foods, Inc., a Delaware corporation, hereby promises to pay to the order of Philip Morris Companies Inc., a Virginia corporation ("PM Companies"), or assigns, in lawful money of the United States of America, the principal sum of Eleven Billion Dollars ($11,000,000,000) on December 1, 2002, or so much thereof as may have not been repaid from time to time, as shown on Schedule I attached hereto, as such may be
                                      ----------
amended from time to time, together with interest on the outstanding principal balance hereof (computed on the basis of a 360-day year of twelve 30-day months) at the rate of seven and three-quarters percent (7.75%) per annum, such interest payable semiannually commencing May 1, 2001.

     This note may be prepaid in whole or in part, without premium, penalty or discount, at any time, or from time to time, at the option of the undersigned, together with accrued interest on the amount prepaid.

     Participations in this note may be assigned, in whole or in part, at any time, or from time to time, at the option of PM Companies or a participant, such participations to be recorded on Schedule II attached hereto, as such may be
                                 -----------
amended from time to time. In the event that one or more participations in this note have been assigned, all participants shall participate in all principal and interest payments pro rata in accordance with their relative principal amounts.

     Until this note has been repaid in full, an amount equal to the net proceeds of any external financing of any kind conducted by the undersigned or Kraft Holdings Virginia Inc., whether through the issuance of debt or equity, but excluding any short-term debt or any compensation-related equity issuance, shall be payable by the undersigned to the participant or participants as a mandatory prepayment of principal of this note immediately upon receipt of such proceeds by the undersigned or Kraft Holdings Virginia Inc. The unpaid principal balance of this note, together with any accrued but unpaid interest on this note, shall become immediately due and payable, without presentment, demand or other formalities of any kind, all of which are hereby expressly waived by the undersigned, on the date on which PM Companies ceases to control the vote, directly or indirectly, of shares representing more than 50% of the aggregate voting power of all the voting stock of the undersigned.

     No waiver by PM Companies or any participant of any rights or remedies under this note shall be considered a waiver of any other subsequent right or remedy. No delay or omission in the exercise by PM Companies or any participant of any rights or remedies and no exercise or enforcement of any such rights or remedies shall be held to exhaust any other right or remedy.

     The occurrence of any of the following events shall constitute an Event of Default under this note:

     (a) the undersigned shall fail to make any payment of principal due hereunder for more than five business days after the due date thereof, or shall fail to make any payment of interest due hereunder for more than thirty days after the due date thereof;
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     (b)  the undersigned shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the undersigned shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the undersigned) of it or for all or a substantial part of its property; or the undersigned shall make a general assignment for the benefit of creditors; or the undersigned shall take any corporate action in furtherance of any of the foregoing; or

     (c) an involuntary case or other proceeding shall be commenced against the undersigned with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or proceeding (i) results in the entry of an order for relief or a similar order against it or (ii) shall continue unstayed and in effect for a period of 60 consecutive days.

     Upon the occurrence of an Event of Default, the unpaid principal balance of this note and accrued interest on this note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the undersigned.

     The substantive laws of the Commonwealth of Virginia shall govern the validity, construction, enforcement and interpretation of this note. In the event of a dispute involving this note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue of such dispute shall lie exclusively in any court of competent jurisdiction in the City of Richmond, Virginia.



                                    KRAFT FOODS, INC.


                                    By:    /s/  Betsy D. Holden
                                           -------------------------------
                                    Name:  Betsy D. Holden
                                           -------------------------------
                                    Title: President & CEO
                                           -------------------------------
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                                                                      Schedule I
                                                                      ----------

                    Principal Payment Record
                    ------------------------

 Date of      Amount of             Unpaid         Name of Person
Repayment   Principal Paid    Principal Balance    Making Notation
---------   --------------    -----------------    ---------------
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                                                                     Schedule II
                                                                     -----------

                                 Participations
                                 --------------

                 Participant                         Amount of Principal
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